                                                                     EXHIBIT 1.1

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                  SERIES 2006-2

                             UNDERWRITING AGREEMENT

                                  June 16, 2006

Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representative of the several
Underwriters listed on Schedule I hereto
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
250 Vesey Street, 15th Floor
New York, New York 10080

Ladies and Gentlemen:

      Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the
"Depositor"), proposes to cause the issuance of, and to sell to the several
Underwriters listed on Schedule I (together, the "Underwriters"), for whom
Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative
(in such capacity, the "Representative"), the Commercial Mortgage Pass-Through
Certificates identified in Schedule I hereto (the "Certificates") pursuant to this Underwriting Agreement, dated June 16, 2006 (this "Agreement"), between the
Depositor and the Underwriters. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers with respect to the offering of the Offered Certificates
(in such capacity, the "Lead Underwriters") in the following manner: Countrywide
Securities Corporation is acting as sole bookrunning manager with respect to
1.857% of the Class A-1 Certificates, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to the remainder of the Class A-1 Certificates and all other classes of Offered Certificates.
KeyBanc Capital Markets, a Division of McDonald Investments Inc., Goldman, Sachs
& Co. and Morgan Stanley & Co. Incorporated will act as co-managers. The
Certificates will evidence beneficial ownership interests in a trust fund (the
"Trust Fund") to be formed by the Depositor and consisting primarily of a segregated pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans").

      Certain of the Mortgage Loans (the "Merrill Mortgage Loans") will be acquired by the Depositor from Merrill Lynch Mortgage Lending, Inc. ("Merrill")
pursuant to the mortgage loan purchase agreement, dated June 16, 2006 (the
"Merrill Mortgage Loan Purchase Agreement") between the Depositor and Merrill.
Certain of the Mortgage Loans (the "Countrywide Mortgage Loans") will be acquired by the Depositor from Countrywide Commercial Real Estate Finance, Inc.
("Countrywide") pursuant to the mortgage loan purchase agreement, dated June 16,
2006 (the "Countrywide Mortgage Loan Purchase Agreement") between the Depositor and Countrywide. Certain of the Mortgage Loans (the "KeyBank Mortgage Loans")
will be acquired

by the Depositor from KeyBank National Association ("KeyBank") pursuant to the mortgage loan purchase agreement, dated June 16, 2006 (the "KeyBank Mortgage
Loan Purchase Agreement") between the Depositor and KeyBank. Merrill,
Countrywide and KeyBank collectively constitute the "Mortgage Loan Sellers"; and
the Merrill Mortgage Loan Purchase Agreement, the Countrywide Mortgage Loan
Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement collectively constitute the "Mortgage Loan Purchase Agreements."

      The Trust is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of June 1, 2006 (the "Pooling and
Servicing Agreement"), between the Depositor, as depositor, Wachovia Bank,
National Association and KeyCorp Real Estate Capital Markets, Inc., as master servicers, KeyCorp Real Estate Capital Markets, Inc., as special servicer and
LaSalle Bank National Association, as trustee.

      Capitalized terms used herein, but not otherwise defined herein shall have the meanings set forth in the Mortgage Loan Purchase Agreements.

      The Depositor has filed with the Securities and Exchange Commission (the
"Commission") a registration statement (No. 333-130408) on Form S-3 for the registration of the Certificates under the Securities Act of 1933, as amended
(the "1933 Act"), which registration statement has become effective. The
Depositor proposes to file with the Commission pursuant to Rule 424(b) under the
1933 Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof.
Such registration statement, including the exhibits thereto, and information that is contained in the Prospectus (as defined below) and is deemed to be part of and included in such registration statement as it may have been amended or supplemented at the date of the Prospectus, is hereinafter referred to as the
"Registration Statement"; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the
1933 Act, is hereinafter referred to as the "Base Prospectus"; such supplement to the Base Prospectus relating to the Certificates, in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to
Rule 424(b) under the 1933 Act (including the Base Prospectus as so supplemented) is hereinafter referred to as the "Prospectus Supplement"; and the
Base Prospectus and the Prospectus Supplement, together, are hereinafter referred to as the "Prospectus". A "free writing prospectus" (as defined pursuant to Rule 405 under the 1933 Act) relating to the Certificates is hereinafter referred to as a "Free Writing Prospectus".

      At or prior to the time when sales to purchasers of the Certificates were first made, which was approximately 2:30 p.m. on June 16, 2006 (the "Time of
Sale"), the Depositor had prepared or caused the preparation of the following information (collectively, the "Time of Sale Information"): the Depositor's Free
Writing Prospectus dated June 8, 2006 (the "Offering Prospectus") (the cover page of which is attached hereto as Annex A); the Depositor's prospectus dated
May 5, 2006, relating to the Certificates and previously filed as part of the
Registration Statement; the Term Sheet dated June 8, 2006 relating to the
Certificates (the first two pages of which are attached as Annex B hereto); the
Free Writing Prospectus dated June 15, 2006 (the first page of which is attached as Annex C hereto) and the pricing information annex attached hereto as Annex D.
If, subsequent to the date of this Agreement, the Depositor and the Lead
Underwriter determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light

of the circumstances under which they were made, not misleading and terminate their old purchase contracts and enter into new purchase contracts with one or more purchasers of the Certificates, then "Time of Sale Information" as to any such purchaser will refer to the information conveyed to such purchaser at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective
Information") and "Time of Sale" as to such purchaser will refer to the time and date on which such new purchase contract was entered into.

      1.    Representations and Warranties.

            (a)     The Depositor represents and warrants to the Underwriters as follows:

            (i)     The Registration Statement has become effective; no stop
order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission; the Registration Statement as of its
effective date or deemed effective date pursuant to Rule 430B under the 1933 Act
(the "Effective Date"), and the Prospectus, as of the date of the Prospectus
Supplement, complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act
Regulations"); and the information in the Registration Statement, as of the
Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the information in the
Prospectus, as of the date of the Prospectus Supplement, did not, and as of the
Closing Date (as hereinafter defined) will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the information therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the
Depositor makes no representations, warranties or agreements as to (A) the information furnished in writing to the Depositor by such Underwriter through the Lead Underwriters specifically for use in connection with the preparation of the Time of Sale Information and the Prospectus or any revision or amendment thereof or supplement thereto and other information in conformity therewith and in reliance thereon (the "Underwriter Information"), (B) any information for which the Mortgage Loan Sellers are obligated to indemnify the Underwriters under the Indemnification Agreements, each dated as of June 16, 2006, between the respective Mortgage Loan Seller, the Depositor and the Underwriters (the
"Mortgage Loan Seller Information") or (C) any information for which the
Trustee, either of the Master Servicer or the Special Servicer is obligated to indemnify the Underwriters, each under separate indemnification agreements dated as of June 16, 2006 (the "Trustee/Servicer Information"); and provided, further, that the Depositor makes no representations, warranties or agreements regarding untrue statements or omissions in the portions of the Prospectus Supplement under the heading "Yield and Maturity Considerations" that arise out of or are based upon untrue statements or omissions in the Mortgage Loan Seller
Information. The Underwriter Information in the Time of Sale Information and the
Prospectus Supplement shall consist of: (i) the first three sentences of the paragraph immediately above the bolded names of the Underwriters on the cover page of the Offering Prospectus and the Prospectus Supplement, respectively; and
(ii) the second, fourth and eighth paragraphs and the first sentence of the sixth paragraph of the section of the Offering Prospectus and the Prospectus
Supplement, respectively, entitled "Method of Distribution".

            (ii)    The Time of Sale Information, at the Time of Sale, did not,
and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (A) any Underwriter Information contained in or omitted from the
Time of Sale Information and/or any information that is consistent with such
Underwriter Information, (B) any Mortgage Loan Seller Information contained in or omitted from such Time of Sale Information or (C) any Trustee/Servicer
Information contained in or omitted from such Time of Sale Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter
Information to the Depositor expressly for use in the Time of Sale Information
(other than the Offering Prospectus).

            (iii)   The Depositor (including its agents and representatives
other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule
405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) the Prospectus, (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or
Rule 134 under the 1933 Act, (iii) the Time of Sale Information, and (iv) each other written communication of the Depositor or its agents and representatives approved by the Representative either in writing in advance or in any other manner mutually agreed to by the Representative and the Depositor (each such communication referred to in clause (iii) and this clause (iv) constituting an
"issuer free writing prospectus", as defined in Rule 433(h) under the 1933 Act, being referred to as an "Issuer Free Writing Prospectus"). Each such Issuer Free
Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with
Section 4 (to the extent required thereby). Each such Issuer Free Writing
Prospectus referred to in clause (iv) of the second preceding sentence did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any Underwriter Information contained in or omitted from the Prospectus or the Time of Sale Information and/or any information that is consistent with such Underwriter Information, (ii) any Mortgage Loan Seller
Information contained in or omitted from any such Issuer Free Writing Prospectus or (iii) any Trustee/Servicer Information contained in or omitted from any such
Issuer Free Writing Prospectus. The parties acknowledge that none of the
Underwriters has furnished any Underwriter Information to the Depositor expressly for use in any Issuer Free Writing Prospectus referred to in clause
(iv) of the third preceding sentence.

            (iv)    The Depositor has been duly incorporated and is validly
existing as a corporation in good standing under the laws of the State of
Delaware, is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, with corporate power and authority to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the
Mortgage Loan Purchase Agreements,

            (v)     The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements by
the Depositor and the consummation of the transactions contemplated herein and therein by the Depositor and compliance by the Depositor with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not (A) contravene any provision of the certificate of incorporation or by-laws of the Depositor or applicable law or (B) conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the
Depositor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it may be bound or to which any of the property or assets of the Depositor is subject, which conflict, breach, default, lien, charge or encumbrance is reasonably likely to materially and adversely affect the Depositor's ability to perform its obligations under this Agreement, the Pooling and Servicing Agreement or the
Mortgage Loan Purchase Agreements.

            (vi)    The Certificates have been duly authorized for issuance and sale (or will have been so authorized prior to the issuance thereof) pursuant to this Agreement and the Pooling and Servicing Agreement. When issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Pooling and Servicing Agreement against payment of the consideration therefor in accordance with this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the
Pooling and Servicing Agreement, except as the enforceability thereof may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. The Certificates, the
Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements
conform in all material respects to all statements relating thereto contained in the Prospectus.

            (vii)   No authorization, approval or consent of any court or
governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements
that have not yet been completed.

            (viii)  This Agreement and the Mortgage Loan Purchase Agreements
have been, and as of the Closing Date the Pooling and Servicing Agreement will be, duly authorized, executed and delivered by the Depositor. This Agreement and the Mortgage Loan Purchase Agreements constitute, and as of the Closing Date the
Pooling and Servicing Agreement will constitute, a legal, valid and binding agreement enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the

enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

            (ix)    At the time of the execution and delivery of the Pooling and
Servicing Agreement, the Depositor (A) will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens")
granted by or imposed upon the Depositor, (B) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans or in the
Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause to be transferred its right, title and interest in the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing
Agreement by the Trustee, the Trustee will have acquired ownership of all of the
Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the
Certificates pursuant hereto, each Underwriter will have good title to the
Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor.

            (x)     The Depositor is not, and the issuance and sale of the
Certificates in the manner contemplated by the Prospectus will not cause the
Depositor or the Trust Fund to be, subject to registration or regulation as an
"investment company" under the Investment Company Act of 1940, as amended (the
"1940 Act").

            (xi)    Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Depositor will report the transfer of the
Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Depositor upon the sale of the Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the
Underwriters. The Depositor is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the
Depositor.

            (xii)   The Depositor has not relied on the Underwriters for any
tax, regulatory, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority. The Depositor acknowledges and agrees that (i) the terms of this Agreement and the offering
(including the price of the Certificates) were negotiated at arm's length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Depositor and the Underwriters has been created as a result of any of the transactions contemplated by this
Agreement, irrespective of whether any Underwriter has advised or is advising the Depositor on other matters; (iii) the Underwriters' obligations to the
Depositor in respect of the offering, and the purchase and sale, of the
Certificates are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

            (xiii)  The Trust Fund (other than those portions specified in the
Pooling and Servicing Agreement) will qualify as two separate real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the
"Code"); the Regular Certificates will constitute "regular interests" in a
REMIC; and the Class R Certificates will evidence the sole class of "residual interests" in each related REMIC.

            (xiv)   There are no legal or governmental proceedings pending or, to the knowledge of the Depositor, threatened to which the Depositor is a party or to which any of the properties of the Depositor are subject that are required to be described in the Prospectus or the Time of Sale Information or necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading and that are not so described, nor are there any contracts or other documents to which the Depositor is a party or to which the Depositor or any of the properties of the Depositor are subject that are required to be described in the Prospectus.

            (xv)    At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "Rating Agencies").

            (xvi)   Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and
Servicing Agreement and the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

            (xvii)  None of the Depositor or any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

            (xviii) The Depositor is not, and on the date on which the first bona fide offer of the Certificates is made (within the meaning of Rule
164(h)(2) under the 1933 Act) will not be, an "ineligible issuer," as defined in
Rule 405 under the 1933 Act.

            (xix)   Other than as set forth or contemplated in the Prospectus, since the date as of which information is given in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the
Depositor.

            (xx)    The Depositor is not (i) in violation of its charter,
by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the
Depositor is bound or to which any of the property or assets of the Depositor is subject; or (iii) in violation of any law or statute or any judgment, order or regulation of any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect.

            (b)     Each Underwriter represents and warrants to the Depositor
that, as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder.

      2.    Purchase and Sale.

      Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Depositor shall sell to the Underwriters, and each Underwriter shall, severally and not jointly, purchase from the Depositor, at the related purchase price set forth on Schedule
I hereto, Certificates of each class thereof having an actual or notional amount as set forth on Schedule I hereto opposite their names plus, if applicable, accrued interest on the actual principal amount or notional amount thereof at the applicable Pass-Through Rate from June 1, 2006 to but excluding the Closing
Date (defined below).

      3.    Delivery and Payment.

      Payment of the aggregate purchase price for, and delivery of, the
Certificates shall be made at 10:00 a.m. New York City time on June 28, 2006, which date and time may be postponed by agreement between the Underwriters and the Depositor (such time and date of payment and delivery, the "Closing Date").
Payment shall be made to the Depositor by the Underwriters of the purchase prices of the Certificates as set forth in Schedule I (together with the interest accrued thereon as contemplated by Section 2 hereof) in immediately available Federal funds wired to such bank as may be designated by the
Depositor, against delivery of the Certificates. Delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust
Company ("DTC"). Each class of Certificates will be represented by one or more definitive global Certificates to be deposited by or on behalf of the Depositor with DTC or the Trustee. The Certificates will be made available for examination by the Underwriters not later than 10:00 a.m. New York City time on the last business day prior to the Closing Date. The closing of the transactions contemplated hereby shall be made at the offices of Sidley Austin LLP, 787
Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Depositor.

      4.    Offering by Underwriters; Free Writing Prospectuses.

            (a)     It is understood that the Underwriters propose to offer the
Certificates for sale as set forth in the Prospectus. It is further understood that the Depositor, in reliance upon Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates. Each Underwriter severally and not jointly therefore agrees that sales of the Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

            (b)     In connection with the offering of the Certificates, the
Underwriters may each prepare and provide to prospective investors Free Writing
Prospectuses, or portions thereof, subject to the following conditions (to which such conditions each Underwriter agrees (provided

that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

                    (i)     Unless preceded or accompanied by the Prospectus,
      the Underwriters shall not convey or deliver, and hereby represent that they have not conveyed or delivered, any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the
      1933 Act, (2) constitutes a prospectus satisfying the requirements of Rule
      430B under the 1933 Act, or (3) constitutes Time of Sale Information or a
      Free Writing Prospectus that does not constitute (but is in all material respects consistent with) Time of Sale Information. The Underwriters shall not convey or deliver in connection with the initial offering of the
      Certificates any "computational materials" or "ABS term sheets" in reliance on the "Kidder/PSA" no-action letters or any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the 1933 Act ("ABS Informational and Computational Material"), in
      reliance upon Rules 167 and 426 under the 1933 Act.

                    (ii)    Each Underwriter shall deliver, and hereby
      represents and warrants that it has delivered, to the Depositor, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by the Depositor, (a) any Free Writing
      Prospectus that was prepared by or on behalf of such Underwriter (an
      "Underwriter Free Writing Prospectus") and that contains or contained any
      "issuer information," as defined in Rule 433(h) under the 1933 Act and footnote 271 of the Commission's Securities Offering Reform Release No.
      33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information), and (b) any Free
      Writing Prospectus or portion thereof prepared by or on behalf of such
      Underwriter that contains or contained only a description of the final terms of the Certificates. Notwithstanding the foregoing, any Free Writing
      Prospectus that contains only ABS Informational and Computational
      Materials may be delivered by an Underwriter to the Depositor not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or such later date as may be agreed to by the Depositor or (B) the date of first use of such Free Writing Prospectus.

                    (iii)   Each Underwriter represents and warrants to the
      Depositor that the Free Writing Prospectuses furnished or to be furnished to the Depositor by such Underwriter pursuant to or as contemplated by
      Section 4(b)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such
      Underwriter in connection with its offer and sale of the Certificates.

                    (iv)    Each Underwriter represents and warrants to the
      Depositor that each Free Writing Prospectus provided or required to be provided by it to the Depositor pursuant to or as contemplated by Section
      4(b)(ii) did not, as of the Time of Sale, and will not as of the Closing
      Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided however, that such Underwriter makes

      no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, which information was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

                    (v)     The Depositor agrees to file with the Commission the
      following:

                            (A)     Any Issuer Free Writing Prospectus;

                            (B)     Any Free Writing Prospectus or portion
            thereof delivered by any Underwriter to the Depositor pursuant to
            Section 4(b)(ii); and

                            (C)     Any Free Writing Prospectus for which the
            Depositor or any person (exclusive of an Underwriter) acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the
            Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

            Notwithstanding the foregoing, the Depositor shall not be required to file (1) Issuer Information contained in any Underwriter Free
            Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free
            Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (2) any Free Writing
            Prospectus or portion thereof that contains a description of the
            Certificates or the offering of the Certificates which does not reflect the final terms thereof.

            The Depositor is required to file such Free Writing Prospectuses with the Commission in electronic format and the Underwriters shall use reasonable efforts to provide to the Depositor such Free Writing
            Prospectuses, or portions thereof, in either Microsoft Word(R) or
            Microsoft Excel(R) format and not in a PDF, except to the extent that the Depositor, in its sole discretion, waives such
            requirements,

                    (vi)    Any Free Writing Prospectus required to be filed
      pursuant to Section 4(b)(v) by the Depositor shall be filed with the
      Commission not later than the date of first use of the Free Writing
      Prospectus, except that (subject to compliance by the Underwriters with
      Section 4(b)(ii) hereof in cases where an Underwriter must deliver the subject Free Writing Prospectus or portion thereof to the Depositor):

                            (A)     Any Free Writing Prospectus or portion
            thereof required to be filed that contains only the description of the final terms of the Certificates shall be filed by the Depositor with the Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

                            (B)     Any Free Writing Prospectus or portion
            thereof required to be filed that contains only ABS Informational and Computational Material shall

                                       10

            be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Certificates pursuant to Rule 424(b) under the 1933 Act or two business days after the first use of such Free Writing Prospectus;
            and

                            (C)     Any Free Writing Prospectus required to be
            filed pursuant to Section 4(b)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the
            Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free
            Writing Prospectus.

                    (vii)   Each Underwriter shall file with the Commission any
      Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

                    (viii)  Notwithstanding the provisions of Section 4(b)(vii), each Underwriter shall file with the Commission any Free Writing
      Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the
      Free Writing Prospectus.

                    (ix)    Notwithstanding the provisions of Sections 4(b)(v)
      and 4(b)(vii), neither the Depositor nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and no Underwriter shall be required to file any Free
      Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Certificates.

                    (x)     The Depositor and the Underwriters each agree that
      any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the 1933 Act:

                  The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this
                  communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete
                  information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting
                  EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any

                                       11

                  underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by
                  calling toll-free 1-866-718-1649.

                    (xi)    The Depositor and each Underwriter agree to retain
      all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Certificates.

                    (xii)   (A)     If the Depositor becomes aware that, as of
      the Time of Sale, any Issuer Free Writing Prospectus delivered to an investor in any Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of
      Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the
      Depositor shall notify the Underwriters of such untrue statement or omission within one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected
      Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing
      Prospectus").

                            (B)     If any Underwriter becomes aware that, as of
            the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (together with a Defective Issuer Free Writing Prospectus, a "Defective Free
            Writing Prospectus"), such Underwriter shall notify the Depositor of such untrue statement or omission within one business day after discovery.

                            (C)     The Underwriters shall, if requested by the
            Depositor:

                                    (1)   if the Defective Free Writing
                  Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material
                  misstatement in or omission from the Defective Free Writing
                  Prospectus (together with a Corrected Issuer Free Writing
                  Prospectus, a "Corrected Free Writing Prospectus");

                                    (2)   deliver the Corrected Free Writing
                  Prospectus to each investor which received the Defective Free
                  Writing Prospectus prior to entering into a contract of sale with such investor;

                                    (3)   notify such investor in a prominent
                  fashion that the prior contract of sale with the investor has been terminated, and of the investor's rights as a result of termination of such agreement;

                                       12

                                    (4)   provide such investor with an
                  opportunity to affirmatively agree to purchase the
                  Certificates on the terms described in the Corrected Free
                  Writing Prospectus; and

                                    (5)   comply with any other requirements for
                  reformation of the original contract of sale with such
                  investor, as described in Section IV.A.2.c of Commission's
                  Securities Offering Reform Release No. 33-8591.

                            (D)     If the Defective Free Writing Prospectus was
            an Issuer Free Writing Prospectus, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Depositor agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permit the
            Depositor access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

                    (xiii)  Each Underwriter covenants with the Depositor that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the
      Prospectus.

            (c)     Each Underwriter further represents and warrants that:

            (i)     it has only communicated or caused to be communicated and
will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial
Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the
Financial Services and Markets Act 2000 does not apply to the Depositor; and

            (ii)    it has complied and will comply with all applicable
provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

            (iii)   In relation to each Member State of the European Economic
Area which has implemented the Prospectus Directive (each, a "Relevant Member
State"), each Underwriter represents and agrees with the Depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date")
such Underwriter has not made and will not make an offer of the Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus
Directive, except that such Underwriter may, with effect from and including the
Relevant Implementation Date, make an offer of the Certificates to the public in that Relevant Member State at any time:

                                       13

                    (A)     to legal entities which are authorized or regulated
      to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                    (B)     to any legal entity which has two or more of (1) an
      average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                    (C)     in any other circumstances which do not require the
      publication by the Depositor of a prospectus pursuant to Article 3 of the
      Prospectus Directive.

            For the purposes of this provision, the expression an "offer of the
Certificates to the public" in relation to any Certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (d)     Merrill Lynch, Pierce, Fenner & Smith Incorporated
represents and warrants to the Depositor that it has the authority to act as
Representative of the Underwriters and to bind the Underwriters hereto.

      5.    Covenants of the Depositor.

      The Depositor covenants with each Underwriter as follows:

            (a)     The Depositor will give each of the Underwriters notice of its intention to prepare, use, authorize, approve, refer to or file any Issuer
Free Writing Prospectus or to file or prepare (i) any amendment to the
Registration Statement at any time prior to the Closing Date or (ii) any amendment or supplement to the Prospectus (including any revised prospectus that the Depositor proposes for use by the Underwriters in connection with the offering of the Certificates and that differs from the prospectus on file at the
Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) at any time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act, and the Depositor will furnish the Underwriters with copies of any such Issuer Free
Writing Prospectus, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such amendment or supplement or use any such prospectus to which the
Underwriters shall reasonably object.

            (b)     The Depositor will promptly give the Lead Underwriters
notice of (i) any request by the Commission for any amendment of the
Registration Statement or the Prospectus

                                       14

or for any additional information relating to the Certificates, (ii) any written notification received by the Depositor of suspension of qualification of the
Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Depositor, threatening any proceeding for that purpose. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (c)     The Depositor will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule. Subject to Section 4, the Depositor will cause each Issuer Free Writing
Prospectus to be transmitted for filing pursuant to Rule 433 under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

            (d)     The Depositor will furnish to the Lead Underwriters, from
time to time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act, such number of copies of the
Prospectus and each Free Writing Prospectus (as amended or supplemented) as the
Lead Underwriters may reasonably request for the purposes contemplated by the
1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") or the respective applicable rules and regulations of the Commission thereunder.

            (e)     If, during the period after the first date of the public
offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of Certificates, if the Depositor has actual knowledge of the event, and if the event is not otherwise disclosed in a filing to the Registration Statement pursuant to Section 13 or 15(d) of the 1934
Act, the Depositor will forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Depositor will furnish to the Lead Underwriters a reasonable number of copies of such amendment or supplement.

            (f)     The Depositor will endeavor to arrange for the qualification of the Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Lead Underwriters may
reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of Certificates; provided, however, that the Depositor shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

            (g)     The Depositor will use the net proceeds received by it from the sale of the Certificates in the manner specified in the Prospectus under
"Use of Proceeds".

                                       15

            (h)     Whether or not the transactions contemplated by this
Agreement are consummated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Depositor's counsel and accountants in connection with the purchase of the Mortgage Loans and the issuance and sale of the Certificates,
(ii) all fees and expenses incurred in connection with the registration and delivery of the Certificates under the 1933 Act, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the
Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus and
amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the
Underwriters and dealers, in the quantities specified above, (iii) all costs and expenses related to the transfer and delivery of the Certificates to the
Underwriters, including any transfer or other taxes payable thereon, (iv) the costs of printing or producing any "blue sky" memorandum in connection with the offer and sale of the Certificates under state securities laws and all expenses in connection with the qualification of the Certificates for the offer and sale under state securities laws as provided in Section 5(f), including filing fees and the reasonable fees and disbursements of counsel for the Lead Underwriters in connection with such qualification and in connection with the "blue sky"
memorandum, (v) the cost of printing the Certificates, (vi) the upfront costs and charges of any transfer agent, registrar or depository, (vii) the fees and expenses of the rating agencies incurred in connection with the issuance and sale of the Certificates and (viii) all other costs and expenses incident to the performance of the obligations of the Depositor hereunder for which provision is not otherwise made in this Section. Except as herein provided, the Underwriters shall be responsible for the payment of all costs and expenses incurred by them, including, without limitation, (i) the fees and disbursements of counsel of the
Underwriters and (ii) such additional costs arising out of any Free Writing
Prospectuses prepared by or on behalf of the Underwriters and the filing of such materials, if required, with the Commission.

            (i)     The Depositor shall obtain a letter from Ernst & Young LLP, certified public accountants, satisfactory in form and substance to the
Depositor and the Lead Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the
Depositor and the Lead Underwriters, as a result of which they have determined that the information included in the Time of Sale Information that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Depositor or the
Lead Underwriters to be material.

      6.    Conditions of Underwriters' Obligations.

      Each Underwriter's obligation to purchase the Certificates allocated to it as set forth on Schedule I hereto shall be subject to the accuracy in all material respects of the representations and warranties on the part of the
Depositor contained herein as of the date hereof and as of the Closing Date, to the performance by the Depositor in all material respects of its obligations hereunder and to the following conditions:

            (a)     No stop order suspending the effectiveness of the
Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Depositor's knowledge, threatened by the Commission and the Prospectus Supplement and each Free

                                       16

Writing Prospectus required to be filed by the Depositor pursuant to Section
4(b) shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b)
under the 1933 Act or Rule 433 under the 1933 Act, as applicable.

            (b)     On the Closing Date, the Lead Underwriters shall have
received:

                    (i)     One or more opinions, dated the Closing Date and
      addressed to the Underwriters, of counsel to the Depositor, in form and substance satisfactory to such Lead Underwriters, substantially to the effect that:

                            (A)     The Depositor is a corporation in good
            standing under the laws of the State of Delaware.

                            (B)     The Depositor has corporate power and
            authority to enter into and perform its obligations under this
            Agreement, the Pooling and Servicing Agreement and the Mortgage Loan
            Purchase Agreements.

                            (C)     Each of this Agreement, the Pooling and
            Servicing Agreement and the Mortgage Loan Purchase Agreements have been duly authorized, executed and delivered by the Depositor. Upon due authorization, execution and delivery by the other parties thereto, the Pooling and Servicing Agreement and the Mortgage Loan
            Purchase Agreements will constitute a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by (1) bankruptcy, insolvency, liquidation, receivership,
            moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, (2) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (3) such other exceptions as are reasonably acceptable to the Lead Underwriters.

                            (D)     The Certificates, when duly and validly
            executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with this
            Agreement, will be entitled to the benefits of the Pooling and
            Servicing Agreement.

                            (E)     The Registration Statement was declared
            effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the
            effectiveness of the Registration Statement has been issued under the 1933 Act and not withdrawn, and no proceedings for that purpose have been initiated or threatened by the Commission.

                            (F)     At the time it was declared effective under
            the 1933 Act, the Registration Statement (other than any financial, numerical, accounting or statistical information included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                       17

                            (G)     To such counsel's knowledge and information,
            there are no material contracts, indentures, or other documents of the Depositor required to be described or referred to in the
            Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto or that may be filed subsequently to the Closing Date pursuant to a Current Report on Form 8-K.

                            (H)     The Pooling and Servicing Agreement is not
            required to be qualified under the Trust Indenture Act of 1939, as amended, and the issuance and sale of the Certificates in the manner contemplated by the Prospectus will not cause the Trust Fund to be subject to registration or regulation as an "investment company"
            under the Investment Company Act of 1940, as amended.

                            (I)     No consent, approval, authorization, or
            order of any State of New York or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (1) such as have been obtained, (2) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the
            Certificates by the Underwriters, as to which no opinion need be expressed and (3) any recordation of the assignments of the Mortgage
            Loans to the Trustee pursuant to the Pooling and Servicing Agreement that has not yet been completed.

                            (J)     Neither the sale of the Certificates to the
            Underwriters pursuant to this Agreement, nor the consummation by the
            Depositor of any other of the transactions contemplated by, or the fulfillment by the Depositor of the terms of, this Agreement, the
            Pooling and Servicing Agreement or the Mortgage Loan Purchase
            Agreements, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification or both, would constitute a default) under, (1) the certificate of incorporation or by-laws of the Depositor or, (2) to the knowledge of such counsel, any material indenture, agreement or instrument to which the Depositor is a party or by which it is bound or, (3) any State of New York or federal statute or regulation applicable to the Depositor or, (4) to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor except, in the case of either
            (2) or (4), for any conflict, breach, violation or default that, in the judgment of such counsel, is not reasonably likely to materially and adversely affect the Depositor's ability to perform its obligations under this Agreement or the Pooling and Servicing
            Agreement.

                    (ii)    An opinion, dated the Closing Date and addressed to
      the Underwriters, of counsel to the Underwriters, reasonably acceptable to the Underwriters.

                    (iii)   In giving their opinions required by the foregoing
      subsections (i) and (ii) of this Section, counsel to the Depositor and the
      Underwriters, respectively, shall in each case additionally state that nothing has come to such counsel's attention that has caused it to believe that (i), in the case of counsel to the Depositor, the Registration

                                       18

      Statement, the Prospectus or the Time of Sale Information, and (ii) in the
      case of counsel to the Underwriters, the Prospectus or the Time of Sale
      Information (in each case other than any financial statements and supporting schedules and numerical, statistical and/or accounting information included therein, as to which no statement need be made), in the case of the Registration Statement, as of the time it was declared effective under the 1933 Act, in the case of the Prospectus, as of the date thereof or as of the Closing Date, and as of the Time of Sale, in the
      case of the Time of Sale Information, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such statement shall be based upon conferences and telephone conversations with representatives of the parties hereto, the Mortgage Loan Sellers, the Master Servicers, the Special Servicer and
      the Trustee and such statement may be qualified that, with limited exception, such counsel will not have reviewed any loan documents. Such counsel may exclude from such opinion those sections of the Prospectus and
      Time of Sale Information that constitute Mortgage Loan Seller Information and Trustee/Servicer Information.

      Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on
certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion(s) may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States.

            (c)     On the Closing Date, the Lead Underwriters shall have
received a favorable opinion, dated the Closing Date and addressed to the
Underwriters, of special tax and ERISA counsel to the Depositor (i) regarding the qualification of each of REMIC I and REMIC II as a real estate mortgage investment conduit within the meaning of Sections 860A through 860G of the
Internal Revenue Code of 1986 and (ii) generally to the effect that the statements in the Base Prospectus and the Prospectus Supplement under the headings "Federal Income Tax Consequences" and "ERISA Considerations", to the
extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates to all investors, are correct in all material respects with respect to those consequences or matters that are discussed therein. Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on
certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto. Such opinion(s) may be qualified as an opinion only on the federal tax and ERISA law of the United States.

            (d)     The Depositor shall have delivered to the Lead Underwriters a certificate, dated the Closing Date, and signed by an authorized officer or signatory of the Depositor, to the

                                       19

effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, this
Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to his or her knowledge after reasonable investigation:

                    (i)     the representations and warranties of the Depositor
      in this Agreement and the Pooling and Servicing Agreement are true and correct in all material respects;

                    (ii)    the Depositor has, in all material respects,
      complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing
      Date;

                    (iii)   since the date of this Agreement, there has been no
      material adverse change in the financial condition of the Depositor; and

                    (iv)    no stop order suspending the effectiveness of the
      Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (e)     Each Mortgage Loan Seller shall have delivered to the Lead
Underwriters a certificate, dated the Closing Date, and signed by an authorized officer or signatory of the Mortgage Loan Seller to the effect that:

                    (i)     the representations and warranties of the Mortgage
      Loan Seller in the respective Mortgage Loan Purchase Agreement are true and correct in all material respects except as indicated on Schedule A thereto;

                    (ii)    the Mortgage Loan Seller has, in all material
      respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the respective
      Mortgage Loan Purchase Agreement at or prior to the Closing Date; and

                    (iii)   since the date of this Agreement, there has been no
      material adverse change in the financial condition of the Mortgage Loan
      Seller.

            (f)     The Depositor and the Lead Underwriters shall have received from Ernst & Young LLP, certified public accountants, a letter dated the Closing
Date and addressed to the Underwriters, in form and substance satisfactory to the Lead Underwriters, stating in effect that:

                    (i)     they have performed certain specified procedures as
      a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus
      Supplement agrees with the data sheet or computer tape prepared by or on behalf of each Mortgage Loan Seller, unless otherwise noted in such letter; and

                    (ii)    they have compared the data contained in the data
      sheet or computer tape referred to in the immediately preceding clause (i)
      to information

                                       20

      contained in the Mortgage Files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

            (g)     The Depositor shall have received the accountant's letters specified in Section 5(i).

            (h)     The Lead Underwriters shall have received, with respect to each of the Master Servicers, the Special Servicer and the Trustee, a favorable opinion of counsel, dated the Closing Date and addressed to the Underwriters, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the
Pooling and Servicing Agreement by such party and, subject to the same limitations as set forth in Section 6(b)(i)(C), the enforceability of the
Pooling and Servicing Agreement against such party and such other opinions as shall be reasonably requested by the Lead Underwriters. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, parties to the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered.

            (i)     Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor or a Mortgage Loan Seller (including any of the Mortgage Loans) which such Underwriter concludes, in the reasonable judgment of such Underwriter, materially impairs the investment quality of the
Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Time of Sale Information (excluding the Corrective Information) and the Prospectus.

            (j)     The Certificates shall have been assigned ratings by the
Rating Agencies (as defined in the Pooling and Servicing Agreement) no less than those set forth on Schedule I and such ratings shall not have been withdrawn, suspended or qualified.

            (k)     The Lead Underwriters shall have received copies of any
opinions of counsel to the Depositor supplied to the Rating Agencies relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

            (l)     The Depositor shall have furnished to the Lead Underwriters such further opinions, information, certificates and documents as the Lead
Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Lead Underwriters and its counsel.

      7.    Indemnification.

            (a)     The Depositor shall indemnify and hold harmless each
Underwriter (severally and not jointly), its directors and officers and each person, if any, who controls such

                                       21

Underwriter within the meaning of either Section 15 of the 1933 Act or Section
20 of the 1934 Act, from and against any and all expenses, losses, claims, damages and other liabilities (including without limitation the reasonable costs of investigation and legal defense) (the "Liabilities") caused by (i) any untrue statement or alleged untrue statement of any material fact contained in the
Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or any Issuer Free
Writing Prospectus or any Issuer Information contained in any Underwriter Free
Writing Prospectus (provided that such Issuer Information was delivered to the
Depositor to the extent required by Section 4(b)(ii)), or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale, or (iii) any breach of the representation and warranty in Section 1(a)(xviii); provided that, in the case of clauses (i) and
(ii) above, insofar as the Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any information in the Prospectus as to which any Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b), the Depositor shall have no obligation to so indemnify and hold harmless; and provided, further, that the
Depositor shall have no obligation to so indemnify and hold harmless to the extent that the Liabilities arise out of or are based upon an untrue statement or omission or an alleged untrue statement or omission made in, or in reliance upon and conformity with, or otherwise with respect to the Mortgage Loan Seller
Information (including without limitation untrue statements or alleged untrue statements or omissions or alleged omissions in the portions of the Prospectus
Supplement and any free writing prospectus under the heading "Yield and Maturity
Considerations" that arise out of or are based upon untrue statements or alleged untrue statements or omissions or alleged omissions in the Mortgage Loan Seller
Information or the Trustee/Servicer Information).

            (b)     Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor, its directors and its officers who signed the
Registration Statement and each person, if any, who controls the Depositor within the meaning of either Section 15 of the 1933 Act or Section 20 of the
1934 Act against any and all Liabilities as incurred, but only with respect to
Liabilities caused by any (i) untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriter Information and
(ii) untrue statements or alleged untrue statements of a material fact in any
Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter or omission or alleged omission to state in such Underwriter Free Writing
Prospectus a material fact necessary in order to make the statements therein
(when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, that no
Underwriter shall be obligated to so indemnify and hold harmless (A) to the extent such Liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected

                                       22

by Corrective Information subsequently supplied by the Depositor or any Mortgage
Loan Seller to any Underwriter within a reasonable period of time prior to the
Time of Sale or (B) in the case of clause (ii) of this sentence, with respect to information that is also contained in the Time of Sale Information.

            (c)     Each indemnified party shall give notice in writing as
promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than under subsection (a)
or (b) of this Section 7. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. If any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party may participate at its own expense in the defense of any such action. The indemnifying party may elect to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii)
such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party, without any admission of fault, culpability or failure to act or on behalf of the indemnified party, in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

                                       23

            (d)     If the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason unavailable to an indemnified party under subsection (a) or (b), or insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages or liabilities under subsection (a) or (b) on grounds of public policy or otherwise, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the applicable Underwriter on the other from the offer and sale of the Certificates pursuant hereto or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the Depositor on the one hand and of such
Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or other liabilities, as well as any other relevant equitable considerations. The relative benefits received by the
Depositor on the one hand, and such Underwriter on the other, in connection with the offering of the Certificates underwritten by such Underwriter shall be deemed to be in the same respective proportions that the total proceeds from the sale of the Certificates underwritten by such Underwriter (before deducting expenses) received by the Depositor and the amount by which (i) the total price received by such Underwriter with respect to the initial resale to investors in the Certificates acquired by such Underwriter exceeds (ii) the total underwriting discounts and commissions received by such Underwriter (or, if no such Underwriter discounts and commissions are payable hereunder, the amount of the other fees payable to such Underwriter in connection with the offering of the Certificates), bear to the aggregate offering price of the Certificates. The relative fault of the Depositor on the one hand and of such Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
Depositor or by such Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e)     The parties hereto agree that it would not be just and
equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.
Notwithstanding the provisions of subsection (d) above or this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which (i) the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the
Certificates exceeds (ii) the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in

                                       24

this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (f)     The indemnity and contribution agreements contained in this
Section 7 shall remain operative and in full force and effect regardless of (i)
any termination of this Agreement, (ii) any investigation made by the Depositor, an Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (iii) acceptance of and payment for any of the Certificates.

            (g)     The Underwriters' respective obligations to contribute
pursuant to this Section 7 are several in proportion to the respective amount of
Certificates they have purchased hereunder, and not joint.

            (h)     Each Underwriter (the "Indemnifying Underwriter") will
indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934
Act (the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying
Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Time of Sale Information) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free
Writing Prospectus prepared by, or on behalf of, or used or referred to by, such
Indemnifying Underwriter or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Sections
4(b) or 9, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective
Information subsequently supplied by the Depositor or any Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale.
This agreement will be in addition to any liability that any Underwriter may otherwise have.

      8.    Representations and Warranties to Survive Delivery.

      All representations and warranties of the Depositor contained in this
Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person in respect of such Underwriter, and shall survive delivery of the Certificates to the Underwriters.

                                       25

      9.    Defaulting Underwriter.

      If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Certificates that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Certificates which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Certificates to be purchased on such date, the other Underwriters shall be obligated to purchase the Certificates which such defaulting Underwriter agreed but failed or refused to purchase on such date;
provided that no Underwriter shall be obligated under this Section 9 to purchase
Certificates of a Class that it is not otherwise obligated to purchase under this Agreement. If, on the Closing Date, one of the Underwriters shall fail or refuse to purchase Certificates that it has agreed to purchase hereunder on such date and the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of
Certificates to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriters and the Depositor for the purchase of such
Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Depositor, except that Depositor will continue to be liable for the payment of expenses as set forth in Section 5(h) and the provisions of Section 7 remain in effect. In any such case either such non-defaulting Underwriters or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the
Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10.   Termination of Agreement.

            (a)     The Lead Underwriters may terminate its obligations under
this Agreement, by notice to the Depositor, at any time at or prior to the
Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply in all material respects with the terms, or to fulfill in all material respects any of the conditions of, this Agreement, or if for any reason the
Depositor shall be unable to perform in all material respects its obligations under this Agreement.

            (b)     The Lead Underwriters may terminate its obligations under
this Agreement in the absolute discretion of the Lead Underwriters, by notice given to the Depositor, if (A) after the execution and delivery of this
Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities;
(iii) there shall have occurred a material disruption in securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change or prospective change in financial markets or any calamity or crisis, either within or outside the United
States, that in the judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Certificates on the terms and in the manner contemplated by this
Agreement and the Prospectus.

                                       26

            (c)     If any Underwriter terminates its obligations under this
Agreement in accordance with Section 10(a), the Depositor shall reimburse such
Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such
Underwriter in connection with the proposed purchase and sale of the
Certificates.

      11.   Notices.

            All notices and other communications hereunder shall be in writing and sent either by certified mail (return receipt requested) or by courier service (proof of delivery requested) and also by facsimile transmission to the intended recipient at the address for notices specified for such party in this
Section 11, or as to such party, at such other address as shall be designated by it in a notice hereunder to the other parties hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received (in the case of a notice sent by mail or courier service) or transmitted (in the case of a faxed notice), in each case given or addressed as aforesaid. Notices to (i) the Underwriters shall be given to the
Representative at Merrill Lynch, Pierce, Fenner & Smith Incorporated c/o Global
Commercial Real Estate, 4 World Financial Center, 250 Vesey Street, 16th Floor,
New York, New York 10080 (fax: 212-449-7684), Attention: David M. Rodgers (with copies to (a) Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center,
250 Vesey Street, 16th Floor, New York, New York 10080 (fax: 212-449-7684),
Attention: Director of CMBS Securitizations and (b) Merrill Lynch Mortgage
Investors, Inc., 4 World Financial Center, 250 Vesey Street, 12th Floor, New
York, New York 10080 (fax: 212-449-0265), Attention: General Counsel for Global
Commercial Real Estate in the Office of the General Counsel); (ii) the Depositor
shall be given to it at Merrill Lynch Mortgage Investors, Inc., c/o Global
Commercial Real Estate, 4 World Financial Center, 250 Vesey Street, 16th Floor,
New York, New York 10080 (fax: 212-449-7684), Attention: David M. Rodgers (with copies to (a) Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center,
250 Vesey Street, 16th Floor, New York, New York 10080 (fax: 212-449-7684),
Attention: Director of CMBS Securitizations; and (b) Merrill Lynch Mortgage
Investors, Inc., 4 World Financial Center, 250 Vesey Street, 12th Floor, New
York, New York 10080 (fax: 212-449-0264), Attention: General Counsel for Global
Commercial Real Estate in the Office of the General Counsel); and (iii) any such party shall be given to such other address as may hereafter be furnished by such party to the others in writing.

      12.   Parties.

      This Agreement shall inure to the benefit of and be binding upon the
Underwriters and the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Underwriters and the Depositor and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Depositor and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person or

                                       27

entity. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

      13.   Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

      14.   Entire Agreement.

      This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement)
that relate to the offering of the Certificates, represents the entire agreement between the Depositor, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Certificates.

      15.   Miscellaneous.

      Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. This
Agreement may be signed in any number of duplicate originals, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                                       28

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Depositor in accordance with its terms.

      16.   Authority of the Representative.

      Any action by the Underwriters hereunder may be taken by Merrill Lynch,
Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and any such action taken by Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

                                       29

                                   Very truly yours,

                                   MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                   By     /s/ David M. Rodgers
                                          --------------------------------------
                                   Name:  David M. Rodgers
                                   Title: Executive Vice President
                                          Chief Officer in Charge of Commercial
                                          Mortgage Securitization

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

For itself and on behalf of the
several Underwriters listed on Schedule I.

By /s/ David M. Rodgers
   ---------------------------------------
Name:  David M. Rodgers
Title: Authorized Signatory

                                       30

                                     ANNEX A

  The First Page of the Depositor's Free Writing Prospectus dated June 8, 2006

                                       31

                                     ANNEX B

         The First Page of the Depositor's Term Sheet dated June 8, 2006

                                       32

                                     ANNEX C

 The First Page of the Depositor's Free Writing Prospectus dated June 15th, 2006

                                       33

                                     ANNEX D

                            Pricing Information Annex

                                       34

                                   SCHEDULE I

MLCFC Commercial Mortgage Pass-Through Certificates, Series 2006-1, Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class AM and Class AJ.

=========================================================================================================================
Underwriters                             Amount of Certificates to be Purchased    Class of Certificates to be Purchased
-------------------------------------------------------------------------------------------------------------------------

Merrill Lynch, Pierce, Fenner & Smith                 $30,796,206                                   A-1
Incorporated
-------------------------------------------------------------------------------------------------------------------------
Countrywide Securities Corporation                    $23,048,794                                   A-1
-------------------------------------------------------------------------------------------------------------------------
KeyBanc Capital Markets, a Division of                     $0                                       A-1
McDonald Investments Inc.
-------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                       $0                                       A-1
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                          $0                                       A-1
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                 $50,421,816                                   A-2
Incorporated
-------------------------------------------------------------------------------------------------------------------------
Countrywide Securities Corporation                    $37,737,184                                   A-2
-------------------------------------------------------------------------------------------------------------------------
KeyBanc Capital Markets, a Division of                     $0                                       A-2
McDonald Investments Inc.
-------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                       $0                                       A-2
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                          $0                                       A-2
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                 $31,159,961                                   A-3
Incorporated
-------------------------------------------------------------------------------------------------------------------------
Countrywide Securities Corporation                    $23,321,039                                   A-3
-------------------------------------------------------------------------------------------------------------------------
KeyBanc Capital Markets, a Division of                     $0                                       A-3
McDonald Investments Inc.
-------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                       $0                                       A-3
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                          $0                                       A-3
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                 $52,564,310                                  A-SB
Incorporated
-------------------------------------------------------------------------------------------------------------------------
Countrywide Securities Corporation                    $39,340,690                                  A-SB
=========================================================================================================================

=========================================================================================================================

KeyBanc Capital Markets, a Division of                     $0                                      A-SB
McDonald Investments Inc.
-------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                       $0                                      A-SB
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                          $0                                      A-SB
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                 $420,234,232                                  A-4
Incorporated
-------------------------------------------------------------------------------------------------------------------------
Countrywide Securities Corporation                    $314,515,768                                  A-4
-------------------------------------------------------------------------------------------------------------------------
KeyBanc Capital Markets, a Division of                     $0                                       A-4
McDonald Investments Inc.
-------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                       $0                                       A-4
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                          $0                                       A-4
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                 $152,063,880                                 A-1A
Incorporated
-------------------------------------------------------------------------------------------------------------------------
Countrywide Securities Corporation                    $113,809,120                                 A-1A
-------------------------------------------------------------------------------------------------------------------------
KeyBanc Capital Markets, a Division of                     $0                                      A-1A
McDonald Investments Inc.
-------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                       $0                                      A-1A
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                          $0                                      A-1A
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                 $105,320,221                                  AM
Incorporated
-------------------------------------------------------------------------------------------------------------------------
Countrywide Securities Corporation                    $78,824,779                                   AM
-------------------------------------------------------------------------------------------------------------------------
KeyBanc Capital Markets, a Division of                     $0                                       AM
McDonald Investments Inc.
-------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                       $0                                       AM
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                          $0                                       AM
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                 $78,989,737                                   AJ
Incorporated
-------------------------------------------------------------------------------------------------------------------------
Countrywide Securities Corporation                    $59,118,263                                   AJ
=========================================================================================================================

=========================================================================================================================

KeyBanc Capital Markets, a Division of                     $0                                       AJ
McDonald Investments Inc.
-------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                       $0                                       AJ
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                          $0                                       AJ
=========================================================================================================================

                             SCHEDULE I (CONTINUED)

============================================================================================================
         Class             Initial Aggregate        Approximate Initial       Purchase         Rating(3)
      Designation    Principal Amount of Class(1)    Pass-Through Rate        Price(2)        Moody's/S&P
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          A-1                 $53,845,000                5.77300%             100.2486%         Aaa/AAA
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          A-2                 $88,159,000                5.87800%             100.5462%         Aaa/AAA
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          A-3                 $54,481,000                5.87696%             100.5470%         Aaa/AAA
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         A-SB                 $91,905,000                5.87796%             100.5476%         Aaa/AAA
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          A-4                $734,750,000                5.90996%             100.5475%         Aaa/AAA
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         A-1A                $265,873,000                5.90796%             100.5494%         Aaa/AAA
------------------------------------------------------------------------------------------------------------
          AM                 $184,145,000                5.91696%             100.3078%         Aaa/AAA
------------------------------------------------------------------------------------------------------------
          AJ                 $138,108,000                5.91696%             100.0163%         Aaa/AAA
============================================================================================================

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(1)   Subject to a variance of plus or minus 5.0%

(2)   Expressed as a percentage of the aggregate stated or notional amount, as applicable, of the relevant class of Certificates to be purchased. The purchase price for each class of the Certificates shown is net accrued interest. The purchase price to be paid will include accrued interest at the initial Pass-Through Rate therefor on the aggregate stated or notional amount, plus, if applicable, accrued interest on the actual principal amount or notional amount thereof at the applicable Pass-Through Rate from
      June 1, 2006 to but not including the Closing Date. The purchase price does not reflect any underwriting discount.

(3)   By each of Moody's Investors Service, Inc. ("Moody's") and Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P").